Exhibit 99.1
Oclaro Reports Positive Adjusted EBITDA in First Post-Merger Quarter
•	Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009

•	Oclaro Improves Year on Year Gross Margin and Adjusted EBITDA During Economic Downturn
SAN JOSE, Calif., — July 23, 2009 — Oclaro, Inc. (Nasdaq: OCLR), a leading provider of optical components, modules and subsystems, today announced the financial results for its fourth fiscal quarter and fiscal year ended June 27, 2009. Oclaro, Inc. was formed April 27, 2009 from the combination of Bookham, Inc., renamed Oclaro, Inc. on that date, and Avanex Corporation.
“Being positive Adjusted EBITDA in our first quarter together is an important milestone for Oclaro. Our integration is going smoothly, our synergies are on track and we believe our customers are pleased with the deal. These results are a visual indicator of the progress taking place behind the scenes and with customers,” said Alain Couder, CEO of Oclaro, Inc. “Times continue to be challenging, and we expect only modest revenue growth in the remainder of calendar 2009. Over the upcoming quarters we will continue to focus to advance the profitability of Oclaro towards our ultimate operating model targets.”
Highlights: Fourth Fiscal Quarter 2009
•	GAAP revenues were $66.9 million for the quarter ended June 27, 2009 compared to $41.2 million in the quarter ended March 28, 2009. GAAP gross margin was 25% for the quarter ended June 27, 2009, compared to 21% in the quarter ended March 28, 2009.
o	GAAP revenues exclude New Focus revenues of $5.1 million and $5.8 million for the quarters ended June 27, 2009 and March 28, 2009, respectively, as New Focus results of operation are disclosed as discontinued operations as a result of the transfer of our New Focus business to Newport Corporation in exchange for their Spectra-Physics laser diode business and $3.0 million in cash in a transaction that closed July 4, 2009.
•	Non-GAAP revenues were $72.0 million for the quarter ended June 27, 2009, which included two months of revenues of Avanex Corporation, compared to $47.0 million in the third quarter of fiscal 2009, which included no Avanex revenues. Non-GAAP revenues include the revenues of New Focus, which is treated as a discontinued operation in our GAAP financial statements.
o	A reconciliation table of non-GAAP measures to the most comparable GAAP measures is included in the financial tables section of this release and further discussion of these measures is also included later in this release.

o	Non-GAAP revenues for the quarter ended June 27, 2009 would have been $78.1 million including all three months of Avanex’s revenues
•	Non-GAAP gross margin was 25% for the quarter ended June 27, 2009, compared to 23% in the quarter ended March 28, 2009. Non-GAAP gross margin excludes $0.3 million of stock compensation in each of the quarters ended June 27, 2009 and March 28, 2009. Non-GAAP gross margin benefited from non-recurring items, in particular the inclusion of Avanex results for two out of the three months in the quarter, and would have otherwise been approximately 21% on a recurring basis.

•	Adjusted EBITDA was positive $0.7 million for the quarter ended June 27, 2009, compared to negative $0.7 million in the quarter ended March 28, 2009.
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Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
•	Net loss for the quarter ended June 27, 2009 was $14.6 million, which included $5.2 million of restructuring and related costs and $1.1 million of stock-based compensation, compared to a net loss of $13.3 million in the quarter ended March 28, 2009, which included $0.1 million of restructuring and related costs and $1.1 million of stock-based compensation.

•	Cash, cash equivalents, restricted cash and short-term investments were $58.0 million as of June 27, 2009.

•	On April 27, 2009, we announced a three year extension of our $25.0 million line of credit facility through August, 2011. We have no amounts drawn under this line, and have no debt outstanding.
“While the merger with Avanex in our fourth fiscal quarter was a highlight for the year, we are also proud of having improved our annual gross margin and annual adjusted EBITDA, in spite of the current economic downturn that began in September 2008,” said Couder. “We will continue to execute and expect the related results to deliver enhanced shareholder value.”
Highlights: Fiscal Year 2009
•	GAAP Revenues were $210.9 million for the twelve months ended June 27, 2009, which includes two months of Avanex revenues, compared to $202.7 million for the twelve months ended June 28, 2008.

•	GAAP Gross margin was 22% for the twelve months ended June 27, 2009, compared to 20% for the twelve months ended June 28, 2008.

•	Non-GAAP Revenues were $235.8 million for the twelve months ended June 27, 2009, which includes two months of Avanex revenues, compared to $235.5 million for the twelve months ended June 28, 2008.

•	Adjusted EBITDA was negative $1.0 million for the twelve months ended June 27, 2009, compared to negative $4.0 million for the twelve months ended June 28, 2008.

•	Non-GAAP net loss for the twelve months ended June 27, 2009 was $3.1 million, compared to $14.0 million for the twelve months ended June 28, 2008.
First Quarter Fiscal 2010 Outlook
The results of Oclaro, Inc. for the first quarter of fiscal 2010, which ends September 26, 2009, are expected to be as follows:
•	Revenues in the range of $76 million to $84 million.

•	Non-GAAP gross margin between 19% and 23%. This guidance reflects approximately 2% to 3% of temporary gross margin dilution from our acquisition of the Spectra-Physics laser diode business in exchange for our New Focus business, as we will be incurring additional while we transition related fabrication activities to Europe in the next 6 to 12 months.

•	Adjusted EBITDA of negative $6.0 million to breakeven.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc’s (formerly Bookham .Inc.) most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, extraordinary items, as well as the expensing of stock options and restricted stock grants under SFAS 123R.
Conference Call
Oclaro will report financial results for the fourth quarter of fiscal 2009 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (480) 629-9643. A replay of the conference call will be available through July 30, 2009. To access the replay, dial (303) 590-3030. The conference code for the replay is 4116120. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc., with headquarters in San Jose, California, is a tier 1 provider of high performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long haul network applications. The company, formed on April, 27, 2009, following the combination of Bookham, Inc. and Avanex Corporation, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. The company serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected high growth markets, including industrial, defense, life sciences, medical and scientific, with diversification providing both significant revenue streams and strategic technological advantage. Oclaro is a global company, with cutting edge chip fabrication facilities in the UK, Switzerland and Italy, and in Tucson, Arizona during the transition of related activities to Europe, and manufacturing sites in the US, Thailand and China.
Oclaro and all other Oclaro product names and slogans are trademarks or registered trademarks of Oclaro, Inc. in the USA or other countries. Spectra-Physics is a registered trademark of Newport Corporation.
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets, including financial targets related to gross margin; research and development expenses; sales, general and administrative expenses and non-GAAP operating margin, (ii) financial guidance for the fiscal quarter ending September 26, 2009, including guidance regarding revenue, non-GAAP gross margin and adjusted EBITDA and revenue outlook for the remainder of 2009, (iii) the impact of the acquisition of Avanex Corporation and the Spectra-Physics asset swap on the combined entity’s gross margin, (iv) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, (v) the expected first year financial opportunities, including becoming profitable in 12 months, obtaining quarterly operating cash breakeven (non-GAAP) by end of first year, expected synergies per quarter by end of the fourth full quarter after close of the merger with Avanex Corporation and restructuring costs, (vi) opportunities to grow in adjacent markets and (vii) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of the merger with Avanex Corporation and the Spectra-Physics asset swap, the inability to realize the expected benefits and synergies as a result of the of the merger with Avanex Corporation and the Spectra-Physics asset swap, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent registration statement on Form S-4, most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this presentation. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
Non-GAAP Financial Measures
The Company provides certain supplemental non-GAAP financial measures to its investor as a complement to the most comparable GAAP measures.
The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The GAAP measure most directly comparable to non-GAAP revenues is revenues. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Non-GAAP Revenues
Non-GAAP revenues include the revenues of New Focus, which is treated as a discontinued operation in our GAAP financial statements. Management uses this non-GAAP measure to evaluate its performance relative to its previously established financial targets. Specifically, the Company previously reported New Focus in its revenues and provided guidance for the fourth quarter of fiscal 2009 which included the New Focus business. The Company believes providing non-GAAP revenues to its investors, in addition to corresponding income statement measures, allows investors to evaluate the Company’s results of operations compared to its previous financial results and previously provided guidance for the fourth quarter of fiscal 2009.

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, income taxes, impairment charges and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP net income/loss.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented.
The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.
Non-GAAP Operating Loss
Non-GAAP operating loss is calculated as operating loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring and severance costs, non-cash

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
compensation related to stock and options granted to employees and directors, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
Specific Notes on Certain Excluded Items
Certain Legal Actions, Settlement and Related Costs
In the second and third quarters of fiscal 2009, the Company recorded expenses of $0.3 million and $3.7 million, respectively, related to the settlement of outstanding litigation with JDS Uniphase Corporation on April 10, 2009. Of these amounts, $3.0 million is paid or payable to JDS Uniphase and $1.0 million relates to legal costs incurred by the Company related to this litigation. In the first quarter of fiscal 2009, the Company recorded a gain, net of costs incurred, related to the settlement of a legal action against a third party in connection with land sold by the Company in 2006, net of insurance recoveries, both of which are included in its GAAP statement of operations.
Goodwill and Intangibles Impairment
As part of the Company’s preparation of its financial statements for the second quarter of fiscal 2009, the Company determined that the value of its goodwill was impaired. During the second fiscal quarter, there was a decline in the revenue forecasts for the optical components industry, with a corresponding reduction in the Company’s market capitalization and revenue projections. These were some of the factors that triggered the impairment of goodwill. Based on the results of a preliminary evaluation, the Company recorded a non-cash impairment charge of $7.9 million in the second quarter of fiscal 2009. During the third quarter of fiscal 2009, the Company completed its full evaluation of the impairment analysis for goodwill, which indicated that the goodwill of $7.9 million was fully impaired. The impairment will not result in any current or future cash expenditures.
During the third quarter of fiscal 2009, in conjunction with the full evaluation of goodwill impairment, the Company also evaluated the fair value of certain intangible assets. Based on this testing, the Company recorded a non-cash impairment charge of $4.0 million in its third quarter statement of operations to recognize impairment of certain intangible assets.
Oclaro, Inc. Contact
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@oclaro.com
Investor and Media Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@oclaro.com

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 27,	March 28,	June 27,	June 28,
	2009	2009	2009	2008
Revenues	$66,877	$41,241	$210,923	$202,663
Cost of revenues	50,296	32,381	164,425	161,902

Gross profit	16,581	8,860	46,498	40,761

Operating expenses:
Research and development	8,272	5,260	26,147	28,608
Selling, general and administrative	10,659	7,601	34,899	40,948
Amortization of intangible assets	58	54	487	3,510
Restructuring and related costs	5,157	54	6,826	3,033
Legal settlements	—	3,705	3,829	(2,882)
Gain on sale of property and equipment	(4)	(16)	(12)	(2,562)
Impairment of goodwill and other intangible assets	—	1,252	9,133	—

Total operating expenses	24,142	17,910	81,309	70,655

Operating loss	(7,561)	(9,050)	(34,811)	(29,894)
Other income (expense):
Other income (expense)	15	(5)	(685)	—
Interest income	53	78	575	1,261
Interest expense	(110)	(109)	(543)	(682)
Foreign currency translation gain (loss), net	(4,670)	(598)	11,094	6,059

Total other income (expense)	(4,712)	(634)	10,441	6,638

Loss from continuing operations before income taxes	(12,273)	(9,684)	(24,370)	(23,256)
Income tax provision	1,406	19	1,399	5

Loss from continuing operations	(13,679)	(9,703)	(25,769)	(23,261)
Loss from discontinued operations, net of taxes	(928)	(3,578)	(6,387)	(179)

Net loss	$(14,607)	$(13,281)	$(32,156)	$(23,440)

Basic and diluted net loss per share:
Net loss per share from continuing operations	$(0.09)	$(0.10)	$(0.22)	$(0.25)
Net loss per share from discontinued operations	—	(0.04)	(0.06)	—

Net loss per share	$(0.09)	$(0.13)	$(0.28)	$(0.25)

Shares used in computing net loss per share:
Basic and diluted	158,537	99,604	114,844	93,099

Stock-based compensation included in the following:
Cost of revenues	279	265	1,168	2,130
Research and development	238	216	888	1,938
Selling, general and administrative	525	490	2,017	4,266
Loss from discontinued operations, net of tax	91	91	364	477

Total	1,133	1,062	4,436	8,812

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 27, 2009	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$44,561	$32,863
Short-term investments	9,259	17,845
Restricted cash	4,208	1,154
Accounts receivable, net	58,483	41,445
Inventories	59,527	53,708
Prepaid expenses and other current assets	11,834	5,685
Assets held for sale	10,442	11,122

Total current assets	198,314	163,822

Goodwill	—	7,881
Other intangible assets, net	1,951	7,829
Property and equipment, net	29,875	32,286
Other non-current assets	3,248	272

Total assets	$233,388	$212,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,943	$19,053
Accrued expenses and other liabilities	39,016	20,044
Liabilities held for sale	2,028	3,193

Total current liabilities	72,987	42,290

Other long-term liabilities	4,923	1,336
Deferred gain on sale-leaseback	15,088	19,402

Total liabilities	92,998	63,028

Stockholders’ equity:
Common stock	1,862	1,007
Additional paid-in capital	1,199,358	1,163,598
Accumulated other comprehensive income	30,905	44,036
Accumulated deficit	(1,091,735)	(1,059,579)

Total stockholders’ equity	140,390	149,062

Total liabilities and stockholders’ equity	$233,388	$212,090

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 27,	March 28,	June 27,	June 28,
	2009	2009	2009	2008
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$66,877	$41,241	$210,923	$202,663
Revenues from discontinued operations	5,148	5,751	24,829	32,828

Non-GAAP Revenues	$72,025	$46,992	$235,752	$235,491

Reconciliation of GAAP net loss to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net loss	$(14,607)	$(13,281)	$(32,156)	$(23,440)
Stock-based compensation	1,133	1,062	4,436	8,812
Restructuring and related costs:
Continuing operations	5,157	54	6,826	3,033
Discontinued operations	229	6	588	438
Legal settlements	—	3,705	3,829	(2,882)
Income tax provision:
Continuing operations	1,406	19	1,399	5
Discontinued operations			50
Impairment of goodwill and other intangible assets:
Continuing operations	—	1,252	9,133	—
Discontinued operations	—	2,782	2,782	—

Non-GAAP net loss	(6,682)	(4,401)	(3,113)	(14,034)

Depreciation expense:
Continuing operations	2,535	2,761	10,954	12,029
Discontinued operations	66	88	308	201
Amortization expense:
Continuing operations	58	54	487	3,510
Discontinued operations	—	210	742	1,129
Impairment of short-term investments	—	—	706	—
Interest income (expense), net	57	39	(37)	(794)
Foreign currency translation (gain) loss, net	4,667	599	(11,096)	(6,038)

Adjusted EBITDA	$701	$(650)	$(1,049)	$(3,997)

Non-GAAP net loss per share:
Basic and diluted	$(0.04)	$(0.04)	$(0.03)	$(0.15)
Shares used in computing Non-GAAP net loss per share:
Basic and diluted	158,537	99,604	114,844	93,099

Oclaro Announces Financial Results for Fourth Quarter and Year Ended June 27, 2009
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 27,	March 28,	June 27,	June 28,
	2009	2009	2009	2008
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit:
Continuing operations	$16,581	$8,860	$46,498	$40,761
Discontinued operations	$1,410	$2,029	$7,716	$12,212
Stock compensation included in cost of revenues:
Continuing operations	279	265	1,168	2,130
Discontinued operations	24	25	104	133

Non-GAAP gross profit	$17,991	$10,889	$54,214	$52,973

GAAP gross margin rate	24.8%	21.5%	22.0%	20.1%
Non-GAAP gross margin rate	25.0%	23.2%	23.0%	22.5%
Reconciliation of GAAP operating loss to non-GAAP operating loss:
GAAP operating loss:
Continuing operations	$(7,561)	$(9,050)	$(34,811)	$(29,894)
Discontinued operations	$(977)	$(3,569)	$(6,390)	$(373)
Stock-based compensation	1,133	1,062	4,436	8,812
Restructuring and related costs:
Continuing operations	5,157	54	6,826	3,033
Discontinued operations	229	6	588	438
Legal settlements	—	3,705	3,829	(2,882)
Amortization of intangible assets:
Continuing operations	58	54	487	3,510
Discontinued operations	—	210	742	1,129
Impairment of goodwill and other intangible assets:
Continuing operations	—	1,252	9,133	—
Discontinued operations	—	2,782	2,782	—

Non-GAAP operating loss	$(1,961)	$(3,494)	$(12,378)	$(16,227)